Exhibit 31.1

Certification of Chief Executive Officer

Pursuant to

Exchange Act Rules 13a-14(a) and 15d-14(a),

As Adopted Pursuant to

Section 302 of the Sarbanes-Oxley Act of 2002

I, Mikkel Svane, certify that:

1.	I have reviewed this annual report on Form 10-K of Zendesk, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 9, 2015

/s/ Mikkel Svane
Mikkel Svane Chair of the Board of Directors and Chief Executive Officer (Principal Executive Officer)